As filed with the Securities and Exchange Commission on December [__], 2005

                                                    Registration No. 333- 120522

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                     3411414
                     (I.R.S. Employer Identification Number)

                               383 Madison Avenue
                            New York, New York 10179
                                 (212) 272-2000

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             J. Christopher Hoeffel
                Bear Stearns Commercial Mortgage Securities, Inc.
                               383 Madison Avenue
                            New York, New York 10179
                                 (212) 272-2000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 --------------

                                   Copies to:

         Joseph T. Jurkowski Jr., Esq.                 Michael S. Gambro,Esq.
Bear Stearns Commercial Mortgage Securities, Inc.  Cadwalader, Wickersham & Taft
             383 Madison Avenue                      One World Financial Center
          New York, New York 10179                    New York, New York 10281

      Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------
                                           Proposed
                                            Maximum     Proposed Maximum     Amount of
 Title of Securities     Amount to be   Offering Price      Aggregate      Registration
 Being Registered(1)      Registered       Per Unit      Offering Price         Fee
Mortgage Pass-Through
    Certificates        $10,000,000,000     100%(2)      $10,000,000,000    $1,177,000
---------------------------------------------------------------------------------------


      (1) This Registration Statement and the registration fee pertain to the initial offering of the Mortgage Pass-Through Certificates registered hereunder by the Registrant.

      (2) Estimated solely for purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

            The estimated expenses expected to be incurred in connection with the issuance and distribution of the Certificates being registered, other than underwriting compensation, are set forth below. All such expenses are estimates of expenses expected to be incurred in connection with the issuance and distribution of a single Series of Securities in the aggregate principal amount assumed for these purposes to be equal to $1,000,000,000 of Securities registered hereby.

             SEC Registration Fee...............   $  126,700.00
             Engraving Fees.....................      180,000.00
             Legal Fees and Expenses............      400,000.00
             Accounting Fees and Expenses.......      100,000.00
             Trustee Fees and Expenses..........       28,000.00
             Rating Agency Fees.................    2,500,000.00
             Miscellaneous......................      450,000.00
                                                   -------------
                  Total.........................   $3,784,700.00
                                                   -------------

Item 15. Indemnification of Directors and Officers.

            Under the proposed form of Underwriting Agreement, the Underwriter is obligated under certain circumstances to indemnify officers and directors of Bear Stearns Commercial Mortgage Securities, Inc. (the "Company") who sign the Registration Statement, and certain controlling persons of the Company, against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"), and the Securities Exchange Act of 1934, as amended.

            The Company's By-laws provide for indemnification of directors and officers of the Company to the full extent permitted by Delaware law.

            Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

            The Pooling and Servicing Agreement may provide that no director, officer, employee or agent of the Company is liable to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action pursuant to the Pooling and Servicing Agreement, except for such person's own misfeasance, bad faith or gross negligence in the performance of duties. The Pooling and Servicing Agreement may provide further that, with the exceptions stated above, any director, officer, employee or agent of the Company will be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (i) related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Pooling and Servicing Agreement), (ii) incurred in connection with any violation by him or her of any state or federal securities law or (iii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the Pooling and Servicing Agreement.

Item 16. Exhibits.

            1.1   Form of Underwriting Agreement.*
            4.1   Form of Pooling and Servicing Agreement.*
            5.1 Opinion of Cadwalader, Wickersham & Taft LLP as to legality of the Certificates (previously filed).
            8.1 Opinion of Cadwalader, Wickersham & Taft LLP as to certain tax matters (previously filed).
            23.1 Consent of Cadwalader, Wickersham & Taft LLP (previously filed).
            24.1  Powers of Attorney (previously filed).

--------------------------------------------------------------------------------
            * Previously filed as an exhibit to Registration Statement on Form S-3, Registration Number 333-86386.

Item 17. Undertakings.

A.    Undertaking pursuant to Rule 415.

      The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs
(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement; provided, further, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)).

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

            (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

            (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

      (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B. Undertaking in connection with incorporation by reference of certain filings under the Securities Exchange Act of 1934.

      The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Undertaking in respect of indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D. For offerings of Securities registered hereby that commence after December 31, 2005, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

E. For offerings of Securities registered hereby that commence after December 31, 2005, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Bear Stearns Commercial Mortgage Securities, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of December, 2005.

                                       BEAR STEARNS COMMERCIAL MORTGAGE
                                       SECURITIES, INC.


                                       By:/s/ Richard A. Ruffer, Jr.
                                          --------------------------------------
                                          Name:  Richard A. Ruffer, Jr.
                                          Title: Vice President

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Ruffer, Jr., Joseph T. Jurkowski and Jeffrey
N. Lavine his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                    Capacity                             Date
---------                    --------                             ----

/s/ J. Christopher Hoeffel   President (Principal           December 21, 2005
---------------------------  Executive Officer) and
J. Christopher Hoeffel       Director



/s/ Samuel L. Molinaro, Jr.  Chief Financial Officer        December 21, 2005
---------------------------  (Principal Accounting
Samuel L. Molinaro, Jr.      Officer and Principal
                             Financial Officer


/s/ Jeffrey Mayer
---------------------------
Jeffrey Mayer                Director                       December 21, 2005


/s/ Paul M. Friedman
---------------------------
Paul M. Friedman             Director                       December 21, 2005

                                INDEX TO EXHIBITS

Exhibit
Number                           Description
------                           -----------

1.1   Form of Underwriting Agreement.*

4.1   Form of Pooling and Servicing Agreement.*

5.1 Opinion of Cadwalader, Wickersham & Taft LLP as to legality of the Certificates (previously filed).

8.1 Opinion of Cadwalader, Wickersham & Taft LLP as to certain tax matters (previously filed).

23.1  Consent of Cadwalader, Wickersham & Taft LLP (previously filed).

24.1  Powers of Attorney (previously filed).

--------------------------------------------------------------------------------
      * Previously filed as an exhibit to Registration Statement on Form S-3, Registration Number 333-86386.